   As filed with the Securities and Exchange Commission on October 5, 1999.
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                             71-0415188
-----------------------------------         ----------------------
  (State or Other Jurisdiction of              (I.R.S. Employer
   Incorporation or Organization)            Identification No.)

                              702 S.W. 8th Street
                         Bentonville, Arkansas  72716
                                (501) 273-4000
      (Address, including Zip Code,  and Telephone Number, including Area
              Code, of Registrant's Principal Executive Offices)

                        ------------------------------

               THE ASDA COLLEAGUE SHARE OWNERSHIP PLAN 1999 /1/
                             (Full Title of Plan)

                         -----------------------------


           Allison D. Garrett                                Copy to:
        Assistant General Counsel                        Dudley W. Murrey
           Wal-Mart Stores, Inc.                       Hughes & Luce, L.L.P.
            702 S.W. 8th Street                    1717 Main Street, Suite 2800
        Bentonville, Arkansas  72716                    Dallas, Texas  75201
               (501) 273-4000                              (214) 939-5500
   (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

     Title of each class         Amount     Proposed Maximum  Proposed Maximum   Amount of
        of Securities             to be      Offering Price      Aggregate      Registration
      to be Registered         Registered2     per Share3     Offering Price3       Fee3
--------------------------------------------------------------------------------------------
Common Stock, $.10 par value
 per share                       1,138,516          $44.9375    $51,162,062.75    $14,223.05

============================================================================================

(1) Asda Group PLC, the direct sponsor of the plan, is a subsidiary of the Registrant.
(2) This registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to any antidilution provisions of the plans listed above.
(3) The offer and sale of the shares of the Registrant's Common Stock registered hereby were previously registered pursuant to the Registrant's Registration Statement on Form S-8 (File No. 333-84027) as filed and effective on July 29, 1999 (the "Prior Registration Statement") in connection with options to purchase shares of the Common Stock to be granted under The ASDA Colleague Share Ownership Plan. To comply with certain legal requirements, the ASDA Colleague Share Ownership Plan 1999 has been created and options to purchase the Common Stock will be granted under that plan rather than under the ASDA Colleague Share Ownership Plan. The offer and sale of the shares of Common Stock registered hereby are being registered and the registration fee for those shares paid as part of the registration fee paid with respect to the Prior Registration Statement is carried over to this Registration Statement in accordance with the principles set forth in Instruction E to Form S-8 and Interpretation 89 under Section G. "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997). The Proposed Maximum Offer Price Per Share shown is the proposed maximum offer price per share that was estimated and used in calculating the portion of the registration fee carried over from the Prior Registration Statement. That price per share was estimated solely for the purpose of calculating the registration fee being carried over on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on July 23, 1999, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

         Statement Regarding Compliance with Instruction E of Form S-8

     The Registrant, Wal-Mart Stores, Inc., a Delaware corporation (the "Registrant"), has filed this Registration Statement on Form S-8 (this "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register the offer and sale of 1,138,516 shares of the Registrant's Common Stock, $.10 par value (the "Shares"), pursuant to options to purchase shares of the Common Stock granted pursuant to The ASDA Colleague Share Ownership Plan 1999 (the "Plan"). Contemporaneously with the filing of this Registration Statement, the Registrant is filing with the Commission Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-84027) (the "Prior Registration Statement") pursuant to which the Registrant registered, among other offers and sales of shares of the Common Stock, the offer and sale of 1,138,516 shares of the Common Stock pursuant to options to purchase shares of the Common Stock that were granted pursuant to The ASDA Colleague Share Ownership Plan (the "Pre-1999 Plan"), which is the predecessor to the Plan. The Pre-1999 Plan and the Plan are sponsored by ASDA Group PLC, a subsidiary of the Registrant (the "Subsidiary").

     Subsequent to the filing and effectiveness of the Prior Registration Statement, regulatory authorities having jurisdiction over the Pre-1999 Plan required the Registrant and its Subsidiary to adopt the Plan, rather than amending the Pre-1999 Plan, in order for the options and the shares of the Common Stock issued upon the exercise of those options to comply with certain requirements under relevant laws and in order to obtain the desired treatment under those laws for the options and the shares of the Common Stock issued on exercise thereof. The Registrant desires to have the Shares be those shares of the Common Stock whose offer and sale under options granted under the Plan are registered under the New Registration Statement. The substantive provisions of the Plan will not differ from the substantive provisions of the Pre-1999 Plan as they were to be amended in contemplation of the grant under the Pre-1999 Plan of options to purchase shares of the Common Stock.

     Consequently, in accordance with the principles set forth in Interpretation 89 under Section G. "Securities Act Forms" of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the Commission's Form S-8, (1) the Registrant is registering the offer and sale of the Shares under the Plan pursuant to this Registration Statement, (2) the registration fee of $14,223.05 allocable to the Shares, which the Registrant paid in connection with registration of the Shares pursuant to the Prior Registration Statement, is carried over in this Registration Statement and (3) the Prior Registration Statement is being amended on a post-effective basis to discuss the change from the Pre-1999 Plans to the Plans.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The Prior Registration Statement heretofore filed with the Commission by the Registrant is incorporated by reference in this Registration Statement. In addition, the following documents heretofore filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1999 (the "Annual Report"), which contains the Registrant's audited financial statements for the Registrant's last completed fiscal year.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999.

     (c) The description of the Common Stock, $.10 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 26, 1971, including any amendment or report filed for the purpose of updating such description.

     (d) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Item 8.  Exhibits.
         --------

       *5(a)  Opinion of Hughes & Luce, L.L.P.
       *8(a)  Opinion of Slaughter and May
      *23(a)  Consent of Ernst & Young LLP
      *23(b) Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5(a) hereto).
      *23(c) Consent of Slaughter and May (contained in Exhibit 8(a) hereto). *24(a) Power of Attorney (contained on Page II-5.)


-----------------------------
      *   Filed herewith

Item 9.  Undertakings.
         ------------

     (a) The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

          (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bentonville, State of Arkansas, on October 5, 1999.

                                 WAL-MART STORES, INC.


                                    By:    /s/  David D. Glass
                                           -------------------
                                      David D. Glass
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Wal-Mart Stores, Inc., hereby severally constitute and appoint S. Robson Walton, David D. Glass and James A. Walker, Jr. and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place and stead, in any and all capacities, to sign Wal-Mart Stores, Inc.'s Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ S. Robson Walton                                 Chairman of the Board of                October 5, 1999
------------------------------------------            Directors and Director
S. Robson Walton

/s/ David D. Glass                                  President, Chief Executive               October 5, 1999
------------------------------------------             Officer and Director
David D. Glass                                      (Chief Executive Officer)

/s/ Donald G. Soderquist                        Senior Vice Chairman and Director            October 5, 1999
------------------------------------------
Donald G. Soderquist

/s/ J.J. Fitzsimmons                                  Senior Vice President                  October 5, 1999
------------------------------------------         (Co-Chief Financial Officer)
J.J. Fitzsimmons

/s/ James A. Walker, Jr.                              Senior Vice President                  October 5, 1999
------------------------------------------                and Controller
James A. Walker, Jr.                          (Co-Chief Financial Officer and Chief
                                                       Accounting Officer)
/s/ John A. Cooper, Jr.                                      Director                        October 5, 1999
------------------------------------------
John A. Cooper Jr.




/s/ Stephen Friedman                                         Director                        October 5, 1999
------------------------------------------
Stephen Friedman

/s/ Stanley C. Gault                                         Director                        October 5, 1999
------------------------------------------
Stanley C. Gault

/s/ Roland A. Hernandez                                      Director                        October 5, 1999
------------------------------------------
Roland A. Hernandez

------------------------------------------                   Director                             _________, 1999
Frederick S. Humphries

------------------------------------------                   Director                             _________, 1999
E. Stanley Kroenke

------------------------------------------                   Director                             _________, 1999
Elizabeth A. Sanders

/s/ H. Lee Scott, Jr.                                Vice Chairman, Director                 October 5, 1999
------------------------------------------         and Chief Operating Officer
H. Lee Scott, Jr.


/s/ Jack C. Shewmaker                                        Director                        October 5, 1999
------------------------------------------
Jack C. Shewmaker

/s/ Paula Stern                                              Director                        October 5, 1999
------------------------------------------
Paula Stern

/s/ Jose H. Villareal                                        Director                        October 5, 1999
------------------------------------------
Jose H. Villarreal

------------------------------------------                   Director                             _________, 1999
John T. Walton

                         INDEX TO EXHIBITS FILED WITH
                     REGISTRATION STATEMENT ON FORM S-8 OF
                             WAL-MART STORES, INC.



       5(a)  Opinion of Hughes & Luce, L.L.P.
       8(a)  Opinion of Slaughter and May
      23(a)  Consent of Ernst & Young LLP
      23(b) Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5(a) hereto).
      23(c) Consent of Slaughter and May (contained in Exhibit 8(a) hereto). 24(a) Power of Attorney (contained on Page II-5 of the Registration
             Statement.)